Exhibit 10.15

AGREEMENT BETWEEN AMERICAN DEFENSE SYSTEMS, INC. (Prime Contractor/Purchaser) and ACTION GROUP (Subcontractor/Seller) for the production of armor parts

1.                                      ACCEPTANCE – ENTIRE AGREEMENT – MODIFICATION. This order is for the purchase and sale of goods and services described with specificity in Schedule 1-VI of this Agreement (hereinafter “items”). Acceptance of this order shall be limited to the terms and conditions contained herein and incorporated herein by reference. This order shall be deemed accepted upon the return of the acknowledgment copy of this order or the commencement of performance by Seller. Purchaser rejects any additional or inconsistent terms and conditions offered by Seller at any time, whether or not such terms or conditions materially alter the order and irrespective of Purchaser’s acceptance of or payment of Seller’s items or services. These terms and conditions constitute the entire agreement between the parties and no change to or modification of this Agreement shall be binding upon Purchaser or Seller unless in writing and signed by a duly authorized officer of Purchaser and Seller. This Agreement shall be effective when all attached Schedules have been approved in writing by Purchaser and Seller.

2.                                      MATERIAL, EQUIPMENT, TOOLS AND FACILITIES. Title to property furnished to Seller by Purchaser or paid for by Purchaser under this order, as well as any replacements thereof, (all hereinafter referred to as “Property”) shall be vested in Purchaser with the right to demand possession at any time. Seller will use said Property only in the performance of work for Purchaser. Seller shall bear the risk of loss of all Property while in Seller’s custody or control and while in the custody or control of Seller’s suppliers. Purchaser does not warrant any aspect of the Property that it furnishes and all items delivered by Seller must be in strict accordance with the requirements of this order. Upon completion or termination of this order, Seller will retain all Property at its expense until disposition directions are received from Purchaser.

3.                                      DELIVERIES AND SHIPMENTS. Delivery of the items and related data and/or documentation and/or performance of required services shall be in accordance with Schedule I-VI hereof and are a material requirement of this order. TIME IS OF THE ESSENCE. Delivery is FOB Action Group in Columbus, Ohio. Purchaser will at its expense, provide the means and methods of shipment. Seller agrees to make reasonable efforts to cooperate with Purchaser to achieve an efficient and timely shipment and delivery of the goods. Purchaser reserves the right to reject all or any part of any delivery that varies from the quantity and/or quality authorized by Purchaser for shipment. All items shall be packaged in accordance with Purchaser’s instruction or, if none are specified, in accordance with standard commercial practice in a manner sufficient to ensure arrival in

4.                                      an undamaged condition. Seller agrees to utilize E-Commerce and bar coding where required by Purchaser. Seller shall give notice of shipment to Purchaser at the time of delivery of any shipment of items to a carrier for transportation. Title and risk of loss to items is on Seller and shall pass to Purchaser at F.O.B. source. Acceptance of shipments shall occur at Purchaser’s headquarters located at 230 Duffy Avenue, Unit C, Hicksville,

NY 11801 or such other address as Purchaser may reasonably request. Pricing is based on bulk packaging. Deviations will cause packaging price to be adjusted.

5.                                      PERFORMANCE SCHEDULE. Seller shall perform production of the goods and services ordered by Purchaser in accordance with the terms of Schedule 1-V The parties agree that Seller shall not in any way be responsible for delays in production related to design changes made by the end user or Purchaser after the date the schedules have been approved and this Agreement is effective.

6.                                      INSPECTION. Notwithstanding (i) payment, (ii) passage of title, or (iii) prior inspection or test, all items are subject to final inspection and acceptance or rejection by Purchaser at Purchaser’s facility. At all reasonable times, including the period of manufacture, Purchaser, its customers, and/or representatives of TACOM, or other cognizant regulatory bodies (such as DCMA) may inspect and/or test the items to be furnished hereunder at the places where the work is being performed, including those of the Seller’s suppliers, and Seller shall provide, without additional charge, reasonable facilities and assistance for safe and convenient inspection and test. Purchaser may inspect 100% or a sample of all items or any lot of items at Purchaser’s option, and Purchaser shall have the right to reject all or any portion of the items or lot of items if any such inspection reveals them to be, in Purchaser’s reasonable opinion, defective or nonconforming, Seller shall provide and maintain a Quality Assurance Plan and Quality Assurance Procedures including a test and inspection system acceptable to Purchaser and its customers. Records of all inspection work by Seller shall be kept complete and available to Purchaser and its customers during the performance hereof and for four (4) years after final payment by Purchaser or for such longer period as may be specified elsewhere herein.

7.                                      WARRANTY.

A.           Seller warrants to Purchaser, its successors and customers that for a period of twelve (12) months after hand-off to Purchaser’s customer of items or completion of services or for such longer period offered by Seller, that all items furnished to Purchaser will be free from defects in material and workmanship, will conform to applicable drawings, designs, specifications and samples, and, to the extent this order calls for services to be performed, that such services will be free from defects in workmanship and will meet all of the requirements of this order (all of which are hereinafter collectively called “conforming products and/or services”). Seller expressly disclaims any warranty of fitness for a particular purpose or any implied warranty of merchantability. Further, Seller expressly disclaims any warranty of design or performance of the products as they may be affected by design.

B.             In the event conforming products and/or services are not furnished, within a reasonable period of time after the nonconforming product is returned to Seller or notice to Seller of a nonconforming service is received, Seller shall repair or replace such nonconforming products and/or correct such nonconforming services. The failure of Seller to repair or replace and redeliver such nonconforming products and/or to correct such nonconforming services within a reasonable period of time shall entitle Purchaser, at its election and in addition to any other rights or remedies it may have a law or in equity, to have such nonconforming products repaired or replaced or such nonconforming services corrected at Seller’s expense.

C.             The warranty period shall be suspended upon notice that nonconforming items have been furnished until they have been repaired or replaced and redelivered to Purchaser postage or freight prepaid, or in the case of nonconforming services, have been corrected. The unexpired portion of the warranty shall be applicable to the repaired, replaced or corrected conforming products and/or services.

7.                                      CHANGES. Purchaser may, at any time, by a written change order, without notice to any sureties, make changes in any one or more of the following: (i) drawings, designs, specifications, where the items to be furnished are to be specially manufactured for the Purchaser in accordance therewith; (ii) method of shipment or packing; (iii) place or time of inspection, delivery, or acceptance; (iv) the quantity and/or type to services ordered, (v) the work or service schedules, and (vi) the amount of any Purchaser furnished property. If any such change causes an increase or decrease in the cost of or time required for performance of this order, whether or not changed by the order, an equitable adjustment shall be made in the price or delivery schedule or both and this order shall be modified accordingly. No change shall be final until approved in writing by Seller and Purchaser. In the event that a Change is required by the end user or Purchaser pertaining to the products to be manufactured by Seller pursuant to this Subcontract and Schedules I-VI hereof, then Purchaser and Seller shall reasonably cooperate to obtain written approval of a Change Order which shall encompass consideration of additional costs incurred by Seller and Purchaser, adjustment of the production schedules and excusable delays that may be incurred thereby.

8.                                      STOP WORK ORDERS. Purchaser may at any time, by written order, require Seller to stop all or any part of the work under this order for a period of up to ninety (90) days after delivery of such stop work order, and for any further period as the parties may agree. However, the sole reason for which Purchaser may issue a stop work order shall be the issuance of a stop work order to purchaser by the end user. Immediately upon receipt of such stop work order, Seller shall comply with its terms and take all reasonable steps to minimize the incurrence of costs allocable to the work stoppage. At any time during such period, Purchaser if required by the end user may, in whole or in part, either cancel the stop work order or terminate the work in accordance with subparagraph A or B of the “Termination” article of this order (see Article 9, below). To the extent the stop work order is canceled or expires, Seller shall resume work. If a stop work order is a material cause of a change in cost or delivery, an adjustment shall be made in the price (including fee) or the delivery schedule, or both and this order modified accordingly. No claim for adjustment shall be allowed unless submitted to Purchaser in writing in a specified amount within one hundred twenty (120) days after the work is terminated or the stop work order expires or is canceled whichever first occurs.

9.                                      TERMINATION BY CHANGE ORDER

A.           This Order may be terminated by Purchaser in whole or in part at any time by a change order directing termination. Purchaser may terminate the Order in whole or in part only if a corresponding change order has been issued by the end user. With respect to Material that is normally stocked by Seller, Purchaser shall have no liability for any termination fees. With respect to specially produced Material, Seller shall immediately cease all work on terminated Material, cancel all orders for components and supplies relating to terminated Material on the best terms available and return to its stock or the stock of its suppliers any reusable components and supplies. Purchaser shall pay Seller a termination fee equal to actual costs Purchaser shall pay Seller the proportional share of funds obtained from the end user for the percentage of work performed prior to the termination including such reasonable costs which can be demonstrated via the standard records maintained by the business which indicate that the costs resulted from the termination which could not have been reasonably avoided, less any amounts previously paid with respect to the terminated Material and credits for components and supplies returned to the stock of Seller and its suppliers. After payment therefore, all work-in process and other supplies identified to the terminated specially produced Material and not returned to the stock of Seller or its suppliers shall be the property of Purchaser and disposed of according to its instructions. Except as expressly set forth in this section, Purchaser shall not be liable for the following damages as a result of any termination: anticipated or lost profits, or special, incidental or consequential damages. Seller shall continue performance of the Order to the extent it is not terminated. Purchaser shall have the right to audit all elements of any termination claim and Seller shall make available to Purchaser or Purchaser’s representative on request all book records, and papers relating thereto as Purchaser may reasonable request.

B.             Purchaser reserves the right to terminate this order in whole or, from time to time, in part for Seller’s default (i) if Seller fails or refuses to perform in accordance with any of the requirements of this order or to make progress so as to endanger performance hereunder, or (ii) if Seller becomes insolvent or suspends any of its operations or if any petition is filed or proceeding commenced by or against Seller under any state or Federal law relating to bankruptcy, arrangement, reorganization, receivership or assignment for the benefit of creditors. Any such termination will be without liability to Purchaser except for completed items delivered and accepted by Purchaser. Purchaser shall have no right of set off. Purchaser may require Seller to transfer title and deliver to Purchaser any or all property produced or procured by Seller for performance of the work terminated and Seller shall be credited with the reasonable value thereof not to exceed Seller’s cost or the contract price, whichever is less. Seller will be liable for damages caused by or resulting from its default including but not limited to excess costs of re-procurement. If, after a default termination, it is determined that Seller was not in default, the termination shall be considered to have been made pursuant to subparagraph A of this article. Purchaser or its designee shall have the right to audit all elements of any termination claim and Seller shall make available to Purchaser or Purchaser’s designee on request all books, records, and papers relating thereto. Termination of the order for default shall be without prejudice to any other rights and remedies of the Purchaser or Seller under statute or common law.

C.             To the extent this order is not terminated pursuant to subparagraphs A or B above, Seller shall continue performance.

D.            Seller reserves the right to terminate this contract in the event Purchaser fails to pay Seller in accordance with the agreed upon payment terms. Seller shall give Purchaser a written five (5) day notice of its intent to terminate. Purchaser shall have a five (5) day period after notice to cure any such default.

10.                               EXCUSABLE DELAYS. Neither party shall be in default for any delay or failure to perform hereunder due to causes beyond its control and without its fault or negligence; provided, that any delay or failure to perform caused by the default of a supplier of the Seller at any lower-tier shall be excused only if it is beyond the control of both Seller and such supplier and without the fault or negligence of either and the items to be furnished are not obtainable from other sources in sufficient time to permit Seller to meet the delivery schedule; and provide further that Seiler furnishes prompt written notice to Purchaser of the occurrence of any such cause that will or may delay Seller’s performance. If delivery of any item is delayed by any excusable delay for more than three (3) months, Purchaser may, without any additional extension, cancel all or part of any order with respect to the delayed product, and exercise any of its remedies in accordance with Article 10, provided, however, that the Purchaser shall not be entitled to monetary damages or specific performance where Seller’s breach is the result of an Excusable Delay.

11.                               PRICES, TAXES AND NEW MATERIAL. Seller warrants that the items furnished under this order are new Unless otherwise provided on the face of this order, the prices appearing herein include all packaging, crating and federal, state and local taxes, if applicable, and are firm for the delivery period shown In Schedules I-VI or as may be subsequently amended in writing executed by each party hereto. Pricing shall be as set forth in the attached Schedule I-VI .

12.                               PAYMENT TERMS. Payment periods and cash discount periods will be computed from either the date of shipment of the items ordered. Seller shall prepare and submit to Purchaser invoices prepared in accordance with the terms of the order which shall correspond to each shipment. The payment date will be delayed on a day-for-day basis for any item that is delivered later than called for by the schedule on the face of this order. Payment shall be due 45 days after the date of shipment.

13.                               DESIGNS, DRAWINGS AND DATA.

A.           With respect to items for which any technical information, written, or otherwise, (i) has been supplied to Seller by or on behalf of Purchaser; or (ii) Seller has designed at Purchaser’s expense; or (iii) Seller has designed specifically to meet Purchaser-furnished technical requirements (hereinafter designated “Information”), Seller, in consideration of Purchaser’s furnishing of such information and/or design funding, agrees funding or tooling to develop or sell such items (or similar interchangeable or substitute items, or parts thereof) to anyone other than Purchaser, either as production, spare or repaired items, without Purchaser’s prior written consent. Seller shall not use or disclose such information except in the performance of orders for Purchaser, and, upon Purchaser’s request, such information and all copies thereof shall be returned to Purchaser. If Seller seeks to sell the items hereunder, or assists other in doing so, (or similar interchangeable or substitute items, or parts thereof) to anyone other than Purchaser, the burden shall be on Seller to establish that Purchaser’s information, funding, or tooling was not used.

B.             Information prepared by Seller specifically in connection with performance of this order, including original works of authorship created by Seller, is considered “work made for hire” under U.S. Copyright Law. Purchaser shall be deemed the author of such works. If any such work is determined by a court of competent jurisdiction not to be work made for hire, this agreement shall operate as an irrevocable assignment by the author of such work to Purchaser, of the copyright in the work, including all right, title and interest worldwide.

C.             Where such information is furnished to Seller’s suppliers for use in performance of Purchaser’s orders. Seller shall insert the substance of this Article 15 in all such orders to seller’s suppliers and subcontractors.

14.                               PATENT, TRADEMARK AND COPYRIGHT RIGHTS AND INDEMNITY.  The parities shall, during the term of the agreement, disclose promptly to the other in writing all ideas, inventions and discoveries related to the joint efforts of and resulting from knowledge of proprietary information, whether or not developed during the performance of obligations relating to this agreement. Such ideas, inventions and discoveries shall be the sole property of American Defense Systems, Inc. who shall have the right to any patents, which may be issued with respect to the same. Seller shall assign to American Defense Systems, Inc., its successors or nominees, all rights, title and interest in any patent application or patents that may be issued thereon. The parties agree to sign all applications, assignments and other papers, and do such things as may require for establishing and protecting rights of ownership and to effectuate the foregoing, both during term of this agreement and thereafter. All inventions, patented or unpatented, made or conceived by and relating to work performed by the parties shall be the sole property of American Defense Systems, Inc. Nothing contained in this Agreement shall be construed as a grant by American Defense Systems, Inc. expressly or impliedly, of any rights, by license or otherwise, on or with respect to any patent, other intellectual property, rights in software or other invention, discovery or improvement relating to the Information, which is developed, made, conceived, or acquired prior to or after the date of this Agreement.

Seller shall indemnify and hold harmless Purchaser from any and all damages, costs, including legal fees, losses, and liabilities resulting from a suit or proceeding from infringement of any patent, trademark or copyright by reason of the sale or use of any item sold to Purchaser hereunder, and from reasonable expenses incurred by Purchaser in defense of such suit or proceeding if Seller does not undertake the defense thereof; provided, that Seller is promptly notified of any such suit and, except for suits against the U.S. Government, Purchaser offers Seller full and exclusive control of the defense of such suit or proceeding when products of Seller only are involved therein or the right to participate in the defense of such suit or proceeding when products other than those of Seller are also involved therein; except that, this indemnity shall not extend to infringement resulting solely from Seller’s compliance with Purchaser’s specific designs, processes or formulas. In the event of an injunction or restraining order, Seller shall, at its own expense, either procure for Purchaser the right to continue to sell and use the item, or replace or modify the item so that it becomes non-infringing. Seller shall also indemnify Purchaser’s customers and agents for such infringement if and to the extent that Purchaser has agreed to indemnify them, but to no greater extent than Seller has indemnified Purchaser herein and under the same conditions as set forth herein.

15                                  INSURANCE. Seller shall provide certificates of requisite worker’s compensation and commercial general liability. Seller shall name Purchaser as additional insured for the duration of the Agreement and shall maintain the insurance in full force and effect for the duration of the Agreement.

16.                               STANDARDS OF CONDUCT, INTEGRITY, AND COMPLIANCE. Seller agrees that Seller will, at all times, fully comply and take all necessary steps to assist Purchaser in complying with any customary standards of business conduct prescribed by law or regulation. Seller shall, at all times, carefully comply with all rules, laws and regulations pertaining to entertainment or providing gratuities.

17.                               NOTICE TO AMERICAN DEFENSE SYSTEMS, INC. OF LABOR DISPUTES. Whenever Seller has knowledge that any actual or potential labor dispute is delaying or threatens to delay the timely performance of this order, Seller shall immediately give notice thereof, including all relevant information with respect thereto, to Purchaser. Seller shall include this paragraph in each lower-tier Subcontract under this order.

18.                               SELLER’S STATUS. It is understood and agreed that Seller and/or its employees engaged in the performance of this order by the Seller, are not employees of American Defense Systems, Inc. and are not entitled to American Defense Systems, Inc. employee benefits or privileges or any payment from American Defense Systems, Inc. (other than as expressly provided for in this order) and the Seller shall pay the salaries or expenses, applicable taxes, including Social Security and unemployment of said employees. Seller shall also pay any expenses normally paid by an employer in connection with its employees assigned to American Defense Systems, Inc. The Seller is and shall be deemed to be an Independent Contractor at all times during its performance of the work specified in this order.

19.                               COMPLIANCE WITH LAWS AND REGULATIONS.

A.           Seller shall comply with all applicable federal, state and local laws, Executive Orders, rules and regulations during performance of this order, including but not limited to, the Occupational Safety and Health Act of 1970 as amended (“OSHA”); Toxic Substances Control Act as amended (“TSCA”); the Fair Labor Standards Act of 1938 as amended (“FLSA”); the Clean Air Act as amended; the International Traffic in

Arms Regulations as amended; and the Anti-Kickback Act of 1986 as amended, the Arms Export Control Act (22 U.S.C. § 2762).

B.             Seller warrants that all representations and certifications furnished by Seller as required by law or regulation in connection with this order are accurate, current and complete as of the effective date of this order, and that to Seller’s knowledge no person has been paid a kickback or illegal gratuity in connection with this order. Seller agrees to indemnify and hold Purchaser and its customers harmless for any loss, damage or expenses sustained because any certification or representation herein or required by law or regulation made by Seller was inaccurate or incomplete or due to Seller’s non-compliance with any applicable law or regulation.

C.             The following FAR Sections are incorporated by reference to the extent applicable herein: 52.202-1; 52.212-1; 52.212-3; 52.212-4; 52.212-5; 52.219-16; 52.223-3; 52.228-4; 52.229-3; 52.232-16; 52.232-16; 52.232-33; 52.232-34; 52.233-1; 52.233-3; 52.233-4; 52.242-15 (Alternate I dated APR 94) ; 52.242-17; 52.246-2; 52.247-1; 52.247-34; 52.247-48; 52.247-54; 52.247-58; 52.247-59; 52.247-65; 252.209-7004; 252.225-7013; DFARS 252.225-7001;252.225-7014;252.225-7021.

D.            Purchaser and Seller acknowledge that Seller has disclosed that a portion of the material to be used in production of the goods to be sold under this Agreement will be purchased from a Supplier from Mexico and Purchaser agrees that Seller shall be excused from complying with any requirement of the prime contract to the contrary.

20.                               USE OF HAZARDOUS, TOXIC, AND ENVIRONMENTALLY UNSAFE CHEMICALS.  Unless written authorization is obtained beforehand from ADSI, the supplier shall not use cadmium; hexavalent chromium; Class I or Class II ozone-depleting chemicals (ODCs); or other highly toxic, carcinogenic, or radioactive materials in the manufacture and assembly of components in this Purchase Order. The supplier shall not use materials that are identified in the Registry of Toxic Effects of Chemical Substances, published by the National Institute for Occupational Safety and Health. Additionally, hazardous materials targeted on the EPA-17 list should not be used unless there are no economically feasible alternatives available to the supplier.

21.                               RELEASE OF INFORMATION.  The terms of this Agreement and the goods and services produced thereunder are subject to the terms of the Mutual Non-Disclosure Agreement between the parties hereto.

22.                               DISPUTES.  Except as otherwise specifically provided in this order, any dispute concerning a question of fact and/or law arising under this order that is not disposed of by agreement of the parties shall be decided by final and binding arbitration The parties shall submit a dispute to arbitration under the rules and procedures of the American Arbitration Association. To the extent that the issue in dispute between Purchaser and Seller is related to an issue in dispute between Purchaser and its customer, Seller agrees to a stay in proceedings until Purchaser’s dispute with its customer is finally resolved, either through settlement or judgment. Pending settlement or final decision of any such dispute, except to the extent such stay could prejudice Seller’s right to arbitrate; Seller shall proceed diligently with the performance of this order in accordance with the directions of the Purchaser. Any arbitration shall be conducted in Nassau County, New York.

23.                               CHOICE OF LAW.  The construction, interpretation and performance hereof and all transactions hereunder shall be governed by the laws of the State of New York.

24.                               RIGHTS AND REMEDIES OF PURCHASER AND SELLER The rights and remedies of the Purchaser and Seller set forth herein shall be in addition to any other rights and remedies provided in law or equity, and the failure or delay by Purchaser or Seller to exercise any rights or remedies under this order shall not operate as a general waiver thereof.

25.                               ASSIGNMENT AND SUBCONTRACTING.  Any assignment or subcontract for a majority of the materials and/or labor offered by Seller under this order shall be void unless authorized, in writing, in advance, by Purchaser.

26.                               HEADINGS. Headings and captions set forth in this order are for convenience of reference only and are not intended to, nor do they alter the meaning, content or enforceability of any provision hereof.

27.                               GENERAL QUALITY REQUIREMENTS STATEMENT: Acceptance of any purchase orders constitutes acceptance and commitment on behalf of the recipient to comply with contractual requirements covered by procurement documents or requirements of engineering drawings or specifications. Suppliers are responsible for the development, documentation, implementation, and maintenance of a quality system that complies with the ISO 9001:2000 and/or ISO/TS 16949:2002 Quality Systems Requirements. Suppliers shall be certified at a minimum to ISO 9001:2000 unless otherwise specified by ADSI.

28.                               ENTIRE AGREEMENT: This document sets forth the entire agreement and understanding between the parties. Any changes or additions herein will be attached to this document as a Schedule, an Amendment or Addendum.

Date:	Date:

AMERICAN DEFENSE SYSTEMS, INC.	ACTION GROUP INC.

/S/	/S/
Thomas F. Cusack	Frank Denutte
Vice President, Corporate Counsel, Secretary	President

SCHEDULE I

D7G DOZER

1.                                       Schedule I is annexed to the subcontract between Action Group and American Defense Systems, Inc. and made a part thereof In the event of a conflict between the terms of the contract and the terms of Schedule I, the terms of Schedule I shall govern;

2.                                       Action Group shall produce 92 kits (units) at the unit price prepared by Action Group and previously accepted by American Defense Systems, Inc.;

3.                                       The scope of work shall be for the production of kits in accordance with the specifications of American Defense Systems Inc. and in accordance with the drawings and design documentation as provided by American Defense Systems, Inc. to Action Group and as may subsequently be amended in accordance with the terms of the subcontract;

4.                                       ADSI has provided the production documents to Action Group. ADSI shall support Action Groups efforts in the implementation of the production and provide such additional engineering and technical support as may be required due to modifications which are mutually agreed upon and/or change orders as provided for in the subcontract.

5.                                       Production of the D7G Dozer kits shall be in accordance with the following production schedule as may be modified in accordance with the terms of the subcontract:

10 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before March 27, 2006;

I kit produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before April 3, 2006;

22 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before April 10, 2006;

24 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before April 17, 2006;

18 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before April 24, 2006;

13 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before May 1, 2006;

4 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before May 8, 2006.

SCHEDULE II

Grader

1.                                       Schedule II is annexed to the subcontract between Action Group and American Defense Systems, Inc. and made a part thereof. In the event of a conflict between the terms of the contract and the terms of Schedule II, the terms of Schedule II shall govern;

2.                                       Action Group shall produce 57 kits (units) at the unit price prepared by Action Group and previously accepted by American Defense Systems, Inc.;

3.                                       The scope of work shall be for the production of kits in accordance with the specifications of American Defense Systems Inc. and in accordance with the drawings and design documentation as provided by American Defense Systems, Inc. to Action Group and as may subsequently be amended in accordance with the terms of the subcontract;

4.                                       ADSI anticipates providing the production documents to Action Group on or about March 14, 2006. ADSI shall support Action Groups efforts in the implementation of the production and provide such additional engineering and technical support as may be required due to modifications which are mutually agreed upon and/or change orders as provided for in the subcontract.

5.                                       Production of the Grader kits shall be in accordance with the following production schedule as may be modified in accordance with the terms of the subcontract:

1 kit produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before March 27, 2006;

15 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before April 3, 2006;

1 kit produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before April 10, 2006;

1 kit produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before April 17, 2006;

7 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before April 24, 2006;

6 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before May 1, 2006;

7 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before May 8, 2006;

5 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before May 15, 2006;

4 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before May 22, 2006;

5 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before May 29, 2006;

5 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before June 5, 2006;

SCHEDULE III

Loader

1.                                       Schedule III is annexed to the subcontract between Action Group and American Defense Systems, Inc. and made a part thereof. In the event of a conflict between the terms of the contract and the terms of Schedule III, the terms of Schedule III shall govern;

2.                                       Action Group shall produce 58 kits (units) at the unit price prepared by Action Group and accepted by American Defense Systems, Inc.;

3.                                       The scope of work shall be for the production of kits in accordance with the specifications of American Defense Systems Inc. and in accordance with the drawings and design documentation as provided by American Defense Systems, Inc. to Action Group and as may subsequently be amended in accordance with the terms of the subcontract;

4.                                       ADSI anticipates providing the production documents to Action Group on or about March 22, 2006.ADSI shall support Action Groups efforts in the implementation of the production and provide such additional engineering and technical support as may be required due to modifications which are mutually agreed upon and/or change orders as provided for in the subcontract.

5.                                       Production of the Loader kits shall be in accordance with the following production schedule as may be modified in accordance with the terms of the subcontract:

10 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before April 24, 2006;

15 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before May 1, 2006;

15 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before May 8, 2006;

8 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before May 15, 2006;

10 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before May 22, 2006.

SCHEDULE IV

Roller

1.                                       Schedule IV is annexed to the subcontract between Action Group and American Defense Systems, Inc. and made a part thereof. In the event of a conflict between the terms of the contract and the terms of Schedule IV, the terms of Schedule W shall govern;

2.                                       Action Group shall produce 30 kits (units) at the unit price prepared by Action Group and accepted by American Defense Systems, Inc.;

3.                                       The scope of work shall be for the production of kits in accordance with the specifications of American Defense Systems Inc. and in accordance with the drawings and design documentation as provided by American Defense Systems, Inc. to Action Group and as may subsequently be amended in accordance with the terms of the subcontract;

4.                                       ADSI anticipates providing the production documents to Action Group on or about March 17, 2006.ADSI shall support Action Groups efforts in the implementation of the production and provide such additional engineering and technical support as may be required due to modifications which are mutually agreed upon and/or change orders as provided for in the subcontract.

5.                                       Production of the Roller kits shall be in accordance with the following production schedule as may be modified in accordance with the terms of the subcontract:

5 kits produced and to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before May 15, 2006;

5 kits produced and to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before May 22, 2006;

10 kits produced and to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before May 29, 2006;

10 kits produced and to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before June 5, 2006.

SCHEDULE V

Scraper

1.                                       Schedule V is annexed to the subcontract between Action Group and American Defense Systems, Inc. and made a part thereof. In the event of a conflict between the terms of the contract and the terms of Schedule V, the terms of Schedule V shall govern;

2.                                       Action Group shall produce 71 kits (units) at the unit price prepared by Action Group and accepted by American Defense Systems, Inc.;

3.                                       The scope of work shall be for the production of kits in accordance with the specifications of American Defense Systems Inc. and in accordance with the drawings and design documentation as provided by American Defense Systems, Inc. to Action Group and as may subsequently be amended in accordance with the terms of the subcontract;

4.                                       ADSI anticipates providing the production documents to Action Group on or about March 15, 2006.ADSI shall support Action Groups efforts in the implementation of the production and provide such additional engineering and technical support as may be required due to modifications which are mutually agreed upon and/or change orders as provided for in the subcontract.

5.                                       Production of the Scraper kits shall be in accordance with the following production schedule as may be modified in accordance with the terms of the subcontract:

2 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before April 3, 2006;

5 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before April 10, 2006;

5 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before April 17, 2006;

5 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before April 24, 2006;

11 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before May 1, 2006;

11 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before May 8, 2006;

6 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before May 15, 2006;

7 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before May 22, 2006;

8 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before May 29, 2006;

11 kits produced and shipped to American Defense Systems, Inc. in accordance with the terms of the subcontract on or before June 5, 2006.

SCHEDULE VI

Compactor

1.                                       Schedule VI is annexed to the subcontract between Action Group and American Defense Systems, Inc. and made a part thereof. In the event of a conflict between the terms of the contract and the terms of Schedule VI, the terms of Schedule VI shall govern;

2.                                       Action Group shall produce 19 kits (units) at the unit price prepared by Action Group and accepted by American Defense Systems, Inc.;

3.                                       The scope of work shall be for the production of kits in accordance with the specifications of American Defense Systems Inc. and in accordance with the drawings and design documentation as provided by American Defense Systems, Inc. to Action Group and as may subsequently be amended in accordance with the terms of the subcontract;

4.                                       ADSI anticipates providing the production documents to Action Group on or about March 17, 2006. ADSI shall support Action Groups efforts in the implementation of the production and provide such additional engineering and technical support as may be required due to modifications which are mutually agreed upon and/or change orders as provided for in the subcontract.

5.                                       Production of the Compactor kits shall be in accordance with the following production schedule as may be modified in accordance with the terms of the subcontract:

4 kits produced and shipped to American Defense Systems, Inc. via shipping in accordance with the terms of the subcontract on or before May 15, 2006;

4 kits produced and shipped to American Defense Systems, Inc. via shipping in accordance with the terms of the subcontract on or before May 22, 2006;

4 kits produced and shipped to American Defense Systems, Inc. via shipping in accordance with the terms of the subcontract on or before May 29, 2006;

7 kits produced and shipped to American Defense Systems, Inc. via shipping in accordance with the terms of the subcontract on or before June 5, 2006;

TCO 357,172,972v1